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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 9, 1999


SYSTEMS COMMUNICATIONS, INC.
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(Exact name of Registrant as specified in its charter)


FLORIDA                            000-26668           65-0036344
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(State or other jurisdiction        (Commission     (I.R.S Employer
of incorporation or organization)   file Number)   Identification No.)


4707 140th Avenue North, Suite 107,CLEARWATER, FLORIDA        33762
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(Address of principal executive offices)                    (ZIP Code)


Registrant's telephone number, including area code      (727) 530-4800



Item 3. Bankruptcy or Receivership.

A trial was held on March 8 and 9, 1999, in the United States Bankruptcy Court for the Middle District of Florida (Case No. 98-09299-8P7) in the involuntary proceeding pending against the Company under Chapter 7 of the U.S. Bankruptcy Act. On March 9, 1999, the U.S. Bankruptcy Court ruled in favor of the Company and the case has been dismissed in its entirety.

Item 7. Financial Statements and Exhibits.

None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYSTEMS COMMUNICATIONS, INC.               Date: March 10, 1999


By   /s/ Edwin B. Salmon, Jr.
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 	Edwin B. Salmon, Jr.
 	Chairman of the Board and Secretary